Exhibit 10.5

[●], 2021

International Media Acquisition Corp.

1604 US Highway 130

North Brunswick, NJ 08902

Ladies and Gentlemen:

International Media Acquisition Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 722,000 units of the Company (“Private Units”), each Private Unit consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant (the “Warrants”) entitling its holder to purchase one-third (1/3) of one share of Common Stock, at $10.00 per Private Unit, for an aggregate purchase price of $7,220,000 (the “Private Unit Purchase Price”).

The undersigned hereby agrees that it will purchase an additional amount of units of the Company (“Over-Allotment Units”), up to a maximum of 82,500 Over-Allotment Units, or a maximum aggregate purchase price of $825,000 (“Over-Allotment Unit Purchase Price,” together with the Private Unit Purchase Price, the “Purchase Price”), in the event Chardan Capital Markets, LLC (the “Underwriter”) exercises its over-allotment option, so that at least $10.00 per share sold to the public in the IPO is held in the trust account (as described in the Registration Statement, the “Trust Account”) regardless of whether the over-allotment option is exercised in full or in part.

At least twenty-four (24) hours prior to the pricing of the IPO, the undersigned will cause the Private Unit Purchase Price to be delivered to an escrow account with Loeb & Loeb LLP (“Loeb”), as escrow agent.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with or prior to the consummation of the IPO, Loeb shall deposit the Private Unit Purchase Price, without interest or deduction, into the Trust Account.

Each of the Company and the undersigned acknowledges and agrees that Loeb is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and Loeb’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units as described above. Loeb shall not be liable to the Company, the Underwriter or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Loeb has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify Loeb against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Loeb may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the shares of Common Stock included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 18 months if the time to complete an initial Business Combination is extended by resolution of Board), unless the Company provides the holders of shares of Common Stock underlying the units sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Account, including interest earned on Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Common Stock underlying the units sold in the IPO;

●	not to convert any shares of Common Stock included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Account in connection with a stockholder vote to approve either a Business Combination or an amendment to the provisions of the Certificate of Incorporation, and not to tender any shares of Common Stock included in the Private Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	that the undersigned will not participate in any liquidation distribution with respect to the Private Units and Over-Allotment Units or any underlying securities (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Units, Over-Allotment Units and underlying securities will not be transferable until 30 days after the consummation of a Business Combination except (i) to the Company’s pre-IPO stockholders or their respective affiliates, or to the Company’s officers, directors, advisors and employees, (ii) transfers to the undersigned’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions; and

●	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

Each party to this Agreement acknowledges that Loeb has represented both the Company and the undersigned in connection with the transactions contemplated hereby, the IPO, the issuance of the Company’s shares to Content Creation Media LLC and all related transactions. The applicable rules of professional conduct require that Loeb inform the parties hereunder of this representation and obtain their consent. The Company and the undersigned each hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the transactions described above, Loeb has represented the Company and the undersigned, and not any other person or entity or Board member or employee of the Company or the undersigned; and (iii) give their respective informed consent to Loeb’s representation of the Company and the undersigned in connection with the transactions described above.

[Signature Page Follows]

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

CONTENT CREATION MEDIA LLC

By:
Name:
Title:	Manager

Accepted and Agreed:

INTERNATIONAL MEDIA ACQUISITION CORP.

By:
	Name:	Shibasish Sarkar
	Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]